UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2015

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Network Drive Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 12, 2015, the Board of Directors (the “Board”) of Dyax Corp. (“Dyax” or the “Company”) appointed Abbie Celniker to serve as an additional member of the Board. Ms. Celniker will also serve on the Strategy and Science Committee of the Board.  Ms. Celniker was appointed to the class of directors whose term expires at Dyax’s 2017 Annual Meeting of Stockholders.

Ms. Celniker has confirmed that she satisfies the independent director standards as defined by applicable NASDAQ Stock Market standards. Upon her appointment, Ms. Celniker received the standard compensation package for outside directors of  Dyax, including retainer fees for Board and committee service and stock options, as described in Dyax’s Definitive Proxy Statement filed on April 14, 2015 (the “Proxy”).

On May 12, 2015, Dyax issued a press release announcing the appointment of Ms. Celniker as a director, a copy of which is attached hereto as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 12, 2015, the stockholders of the Company voted on the following two proposals, each of which is described in detail in the Proxy.

Proposal No. 1:  To Elect Three Class III Directors to Serve until the 2018 Annual Meeting. The stockholders re-elected the following individuals as Class III directors of the Company:

Name of Director Nominees	Number of Votes For	Number of Votes Withheld

Ron Cohen	113,048,561	779,764
David J. McLachlan	113,643,626	184,699
Paolo Pucci	113,082,835	745,490

Proposal No. 2:  To Ratify the Appointment of the Company’s Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
128,060,789	156,815	55,259	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Dyax Corp. dated May 12, 2015 announcing the appointment of Ms. Celniker as director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	May 14, 2015	By:	/s/ Andrew D. Ashe
Andrew D. Ashe
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Dyax Corp. dated May 12, 2015 announcing the appointment of Ms. Celniker as director.